10f-3 REPORT

ZENIX INCOME FUND INC.

October 1, 2001 through March 31, 2002

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)
Terra Capital Inc.	10/3/01	FleetBoston	$680,000 	$99.430 	10.00%A
   12.875% due 10/15/2008

Pennzoil-Quaker	10/29/01	J.P. Morgan Chase	 205,000 	 99.383 	2.40B
   10.000% due 11/1/2008

Motorola Inc.	10/26/01	J.P. Morgan Chase	 900 	 50.000 	0.12C
   7.000% due 11/16/2004

Allied Waste North America	11/15/01	J.P. Morgan Chase	 455,000	 100.000 	2.00D
   8.500% due 12/1/2008

Gap Inc.	11/16/01	Goldman Sachs	 200,000	 99.769 	2.00E
   8.800% due 12/15/2008

Revlon Consumer Products	11/19/01	Bear Stearns	 350,000  96.569 	4.68F
   12.000% due 12/1/2005

Lyondell Chemical Co.	11/30/01	J.P. Morgan Chase	 150,000 	 100.000 	2.04G
   9.500% due 12/15/2008

Avaya Inc.	3/22/02	FleetBoston	$245,000 	$98.812 	    1.82%H
   11.125% due 4/1/2009

Compagnie 	2/5/02   RBC Dominion Securities Inc.	 90,000 	 100.000 	    6.00I
   Generale De Geophysique 144A
   10.625% due 11/15/2007

Dana Corp. 144A	3/6/02	Bank of America Securities	 155,000 	 98.659 	    2.00J
   10.125% due 11/15/2007

Foamex L.P. 144A	3/20/02	FleetBoston	 155,000 	 100.000 	1.67K
   10.750% due 4/1/2009


	(1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

49: A - Includes purchases of $19,320,000 by other SB Mutual Funds. 50: B - Includes purchases of $5,795,000 by other SB Mutual Funds. 51: C - Includes purchases of $24,100 by other SB Mutual Funds.
52: D - Includes purchases of $14,545,000 by other SB Mutual Funds. 53: E - Includes purchases of $9,800,000 by other SB Mutual Funds. 54: F - Includes purchases of $16,650,000 by other SB Mutual Funds. 55: G - Includes purchases of $7,850,000 by other SB Mutual Funds. 56: H - Includes purchases of $7,755,000 by other SB Mutual Funds. 57: I - Includes purchases of $2,910,000 by other SB Mutual Funds. 58: J - Includes purchases of $4,845,000 by other SB Mutual Funds. 59: K - Includes purchases of $4,845,000 by other SB Mutual Funds.